Exhibit 1

JOINT FILING AGREEMENT

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”), by and among the parties listed below, each referred to herein as a “Joint Filer.” Each of the Joint Filers agrees that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules promulgated thereunder may be filed on his or its behalf on Schedule 13D and that said joint filing may thereafter be amended by further joint filings.

This agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each of the parties designated as signatories has executed one counterpart.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 18th day of November 2013.

JLL JGW DISTRIBUTION, LLC
By:	/s/ Paul S. Levy
Paul S. Levy
Authorized Person

JGW HOLDCO, LLC
By:	/s/ Paul S. Levy
Paul S. Levy
Authorized Person

JGW HOLDINGS, INC.
By:	/s/ Paul S. Levy
Paul S. Levy
Authorized Person

JLL FUND V AIF I, L.P.

By:	JLL ASSOCIATES V, L.P.
Its: General Partner

By:	JLL ASSOCIATES G.P. V, L.L.C.
Its: General Partner

By:	/s/ Paul S. Levy
Paul S. Levy
Sole Member

JLL FUND V AIF II, L.P.

By:	JLL ASSOCIATES V, L.P.
Its: General Partner

By:	JLL ASSOCIATES G.P. V, L.L.C.
Its: General Partner

By:	/s/ Paul S. Levy
Paul S. Levy
Sole Member

JLL ASSOCIATES V, L.P. By its General Partner, JLL Associates G.P. V, L.L.C.
By:	/s/ Paul S. Levy
Paul S. Levy
Sole Member

JLL ASSOCIATES G.P. V, L.L.C.
By:	/s/ Paul S. Levy
Paul S. Levy
Sole Member

/s/ Paul S. Levy
Paul S. Levy